Exhibit (a)(1)(v)

Notice of Withdrawal of Tender

Regarding Shares in Goldman Sachs Private Credit Corp.

Tendered Pursuant to the Offer to Purchase

Dated May 26, 2026

The Offer and withdrawal rights will expire at 11:59 p.m., Eastern Time, on June 23, 2026 and this Notice of Withdrawal must be received by

the Fund’s Tender Offer Service Agent by mail or email by 11:59 p.m.,

Eastern Time, on June 23, 2026, unless the Offer is extended.

Complete this Notice of Withdrawal and follow the transmittal instructions included herein.

PLEASE SEND COMPLETED FORMS TO THE FUND’S TENDER OFFER SERVICE AGENT AT:

MAIL:	Goldman Sachs Private Credit Corp.
c/o SS&C Technologies, Inc.
P.O. Box 219743
Kansas City, MO 64121

EMAIL:	goldman@dstsystems.com
Attention: Goldman Sachs Private Credit Corp.

You are responsible for confirming that this Notice is received timely to effectuate your withdrawal. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name: Goldman Sachs Private Credit Corp.

Fund Account #:

Account Name/Registration:

Address:

City, State, Zip

Telephone Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing stockholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date
Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

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